EXHIBIT 99.1

Angel Oak Mortgage, Inc. Reports Third Quarter 2022 Financial Results

ATLANTA – November 8, 2022 -- Angel Oak Mortgage, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the quarter and year to date ended September 30, 2022.

Third Quarter Highlights
•Q3 2022 GAAP net loss of $83.3 million, or $(3.40) per diluted share of common stock.
•Q3 2022 distributable earnings of $20.8 million, or $0.84 per diluted share of common stock.
•Declared dividend of $0.32 per share of common stock for the third quarter of 2022, payable on November 30, 2022, to common stockholders of record as of November 22, 2022.
•GAAP book value of $10.63 per share as of September 30, 2022.
•Economic book value of $12.94 per share as of September 30, 2022.

Sreeniwas Prabhu, Chief Executive Officer and President of the Company, commented, “Third quarter results are demonstrative of the continued dislocation of the fixed income market characterized by historic spread-widening and limited capital market activity coupled with an aggressive Federal Reserve increasing the Fed Funds target rate two times during the quarter. As such, AOMR focused on managing liquidity and protecting its capital structure. Unrealized losses associated with our mark-to-market assets were the key driver of our GAAP net loss and book value decline; however, it is important to note that the credit performance of these assets remains strong, and we believe that they are ultimately expected to pay off at par, offsetting the mark-to-market losses. In order to preserve additional capital and to right-size our dividend yield at the current book value, we have made the decision to reduce the quarterly dividend to $0.32 per share of common stock. Sticking to our core business model, we will remain disciplined while prudently accessing the securitization market to reduce interest rate risk, allowing us to create long term value for our shareholders.”

Portfolio and Investment Activity
•Purchased $62.4 million of non-QM residential mortgage loans with a weighted average coupon of 7.1% in the third quarter 2022.
•Securitized $184.7 million in unpaid principal balance of residential mortgage loans.
•Sold $7.0 million in commercial loans in order to concentrate on the core non-QM strategy of AOMR.

Capital Markets Activity
During the quarter ended September 30, 2022, we closed our fourth securitization post-IPO, AOMT 2022-4, a $184.7 million securitization backed by a pool of non-qualified residential mortgage loans. The securitization was rated by both Fitch and KBRA with the senior tranche receiving AAA ratings.

After quarter end a prior facility with a large money center bank expired by its terms and all loans on the facility were moved to additional facilities. Our total financing capacity as of November 8, 2022 stands at $1.4 billion of which approximately $870.0 million is drawn.

Balance Sheet
•Target assets totaled $3.2 billion as of September 30, 2022.
•Held residential mortgage whole loans with fair value of $1.1 billion as of September 30, 2022.
•Recourse debt to equity ratio was 3.7x as of September 30, 2022.

Dividend
On November 8, 2022, the Company declared a dividend of $0.32 per share of common stock for the third quarter of 2022. The dividend is payable on November 30, 2022 to common stockholders of record as of November 22, 2022.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, November 8, 2022 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9716
International: 1-201-493-6779

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13730433
The playback can be accessed through November 22, 2022.

Non-GAAP metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with GAAP, excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by our Manager, (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance between our REIT peers but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

“Economic book value” is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period common stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per common share or Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments and its financing needs and arrangements. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict” and “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions; discuss future expectations; describe existing or future plans and strategies; contain projections of results of operations, liquidity and/or financial condition; or state other forward-looking information. The Company’s ability to predict future events or conditions, their impact or the actual effect of existing or future plans or strategies is inherently uncertain, in particular due to the uncertainties created by the COVID-19 pandemic, including the projected impact of the COVID-19 pandemic on the Company’s business, financial results and performance. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage, Inc.
Angel Oak Mortgage, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com.

Angel Oak Mortgage, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
INTEREST INCOME, NET
Interest income	$30,148	$15,587	$86,959	$37,763
Interest expense	18,408	2,599	41,849	5,277
NET INTEREST INCOME	11,740	12,988	45,110	32,486

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	17,290	(7,144)	56,423	(19,656)
Net unrealized gain (loss) on mortgage loans, debt at fair value option (see Note 2), and derivative contracts	(100,855)	6,821	(255,021)	16,151
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	(83,565)	(323)	(198,598)	(3,505)

EXPENSES
Operating expenses	2,764	2,545	9,525	3,423
Operating expenses incurred with affiliate	2,141	645	3,834	1,617
Due diligence and transaction costs	213	452	1,502	946
Stock compensation	3,340	833	5,179	924
Securitization costs	1,115	—	3,134	—
Management fee incurred with affiliate	1,951	1,846	5,830	4,015
Total operating expenses	11,524	6,321	29,004	10,925

INCOME (LOSS) BEFORE INCOME TAXES	(83,349)	6,344	(182,492)	18,056
Income tax benefit	—	—	(3,457)	—
NET INCOME (LOSS)	$(83,349)	$6,344	$(179,035)	$18,056
Preferred dividends	(4)	(4)	(11)	(11)
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$(83,353)	$6,340	$(179,046)	$18,045
Other comprehensive income (loss)	(10,227)	1,818	(11,979)	5,433
TOTAL COMPREHENSIVE INCOME (LOSS)	$(93,580)	$8,158	$(191,025)	$23,478

Basic earnings (loss) per common share	$(3.40)	$0.25	$(7.30)	$0.94
Diluted earnings (loss) per common share	$(3.40)	$0.25	$(7.30)	$0.93

Weighted average number of common shares outstanding:
Basic	24,505,438	24,999,891	24,534,967	19,190,827
Diluted	24,505,438	25,470,226	24,534,967	19,366,679

Angel Oak Mortgage, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share data)

	As of:
	September 30, 2022	December 31, 2021
ASSETS
Residential mortgage loans - at fair value	$1,069,476	$1,061,912
Residential mortgage loans in securitization trusts - at fair value	1,062,585	667,365
Commercial mortgage loans - at fair value	9,554	18,664
RMBS - at fair value	1,068,672	485,634
CMBS - at fair value	8,857	10,756
U.S. Treasury securities - at fair value	—	249,999
Cash and cash equivalents	20,549	40,801
Restricted cash	8,955	11,508
Principal and interest receivable	44,272	25,984
Deferred tax asset	3,457	—
Unrealized appreciation on TBAs and interest rate futures contracts - at fair value	8,534	2,428
Other assets	851	2,878
Total assets	$3,305,762	$2,577,929

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$906,321	$853,408
Non-recourse securitization obligation, collateralized by residential mortgage loans in securitization trusts (see Note 2)	1,048,953	616,557
Securities sold under agreements to repurchase	67,454	609,251
Unrealized depreciation on TBAs and interest rate futures contracts - at fair value	—	728
Due to broker	1,005,231	—
Accrued expenses	3,328	442
Accrued expenses payable to affiliate	3,060	1,425
Interest payable	4,452	1,283
Income taxes payable	—	1,600
Management fee payable to affiliate	2,006	1,845
Total liabilities	$3,040,805	$2,086,539

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.01 par value, 12% cumulative, non-voting, 125 shares issued and outstanding as of September 30, 2022 and December 31, 2021	$101	$101
Common stock, $0.01 par value. As of September 30, 2022: 350,000,000 shares authorized, 24,925,357 shares issued and outstanding. As of December 31, 2021: 350,000,000 shares authorized, 25,227,328 shares issued and outstanding.	249	252
Additional paid-in capital	474,830	476,510
Accumulated other comprehensive income (loss)	(8,979)	3,000
Retained (deficit) earnings	(201,244)	11,527
Total stockholders’ equity	$264,957	$491,390
Total liabilities and stockholders’ equity	$3,305,762	$2,577,929

Angel Oak Mortgage, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	(in thousands)
Net income (loss) allocable to common stockholders	$(83,353)	$6,340	$(179,046)	$18,045
Adjustments:
Net other-than-temporary credit impairment losses	—	—	—	—
Net unrealized (gains) losses on derivatives	(10,936)	3,837	(1,570)	6,130
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	38,822	—	79,298	—
Net unrealized (gains) losses on residential loans	73,195	(6,157)	176,320	(13,112)
Net unrealized (gains) losses on commercial loans	(226)	43	759	(221)
Net unrealized (gains) losses on financial instruments at fair value	—	—	—	—
(Gains) losses on extinguishment of debt	—	—	—	—
Non-cash equity compensation expense	3,340	833	5,179	924
Incentive fee earned by the Manager	—	—	—	—
Realized gains (losses) on terminations of interest rate swaps	—	—	—	—
Total other non-recurring (gains) losses	—	—	—	—
Distributable Earnings	$20,842	$4,896	$80,940	$11,766

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
	($ in thousands)
Annualized Distributable Earnings	$83,368	$19,584	$107,920	$15,688
Average total stockholders’ equity	$316,070	$498,895	$386,191	$361,673
Distributable Earnings Return on Average Equity	26.38%	3.93%	27.94%	4.34%

Angel Oak Mortgage, Inc.
Reconciliation of Stockholders’ Equity to Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Common Share
(Unaudited)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(in thousands except for share and per share amounts presented)
GAAP total stockholders’ equity	$264,957	$367,284	$421,436	$491,390
Preferred stock	(101)	(101)	(101)	(101)
GAAP total common stockholders’ equity for book value per share of common stock	$264,856	$367,183	$421,335	$491,289
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	57,596	32,863	20,443	1,079
Stockholders’ equity including economic book value adjustments	$322,452	$400,046	$441,778	$492,368

Number of shares of common stock outstanding at period end	24,925,357	24,925,930	25,085,796	25,227,328
Book value per share of common stock	$10.63	$14.73	$16.80	$19.47
Economic book value per share of common stock	$12.94	$16.05	$17.61	$19.52

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing & Corporate Investor Relations Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com